Filed Pursuant to Rule 433

Registration No. 333-180289

April 2, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Stock-Linked Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Annual Income Opportunity Notes
with Auto Cap

}	7 year maturity

}	Linked to a basket of 10 common stocks

}	Repayment of principal at maturity, subject to the credit risk of HSBC USA Inc.

}	Annual coupons based on basket performance, subject to the Auto Cap Rate of at least 8.50% (to be determined on the Trade Date) per Reference Stock

}	Annual Minimum Coupon Rate of 1.00%

The Annual Income Opportunity Notes with Auto Cap (the “Notes”) offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-6 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Stock-Linked Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note/total	$1,000

1 HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 5.00% and referral fees of up to 1.75% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of discounts and referral fees exceed 5.00% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Annual Income Opportunity Notes with Auto Cap

Linked to a basket of 10 common stocks

The Reference Stocks
Reference Issuer	Ticker Symbol	Industry	Market Capitalization[1] (in billions)
American Electric Power Company, Inc.	AEP	Electric-Integrated	$18.52
Polo Ralph Lauren Corporation	RL	Apparel Manufacturers	$16.14
Biogen Idec Inc.	BIIB	Medical-Biomedical/Gene	$30.19
Chipotle Mexican Grill, Inc.	CMG	Retail-Restaurants	$13.15
ConocoPhillips	COP	Oil Company-Integrated	$96.50
Lockheed Martin Corporation	LMT	Aerospace/Defense	$29.14
The Mosaic Company	MOS	Agricultural Chemicals	$23.51
Maxim Integrated Products, Inc.	MXIM	Semiconductor Components–Integrated Circ	$8.32
Starbucks Corporation	SBUX	Retail-Restaurants	$41.99
Silver Wheaton Corp.	SLW	Silver Mining	$11.69

Past performance does not necessarily indicate future performance

1Market capitalization as of March 29, 2012. Source: Bloomberg LP

Indicative Terms*

Principal Amount	$1,000 per Note
Term	7 years
Coupon Rate	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date and will not be greater than the Auto Cap Rate, and (b) the Minimum Coupon Rate.
Stock Performance

If the Reference Stock Return is greater than or equal to zero, the Auto Cap Rate;

If the Reference Stock Return is less than zero, an amount equal to the greater of:

a) the Reference Stock Return; and

b) the Floor Rate.

Auto Cap Rate	At least 8.50%, which will be determined on the Trade Date
Floor Rate	-25.00%
Minimum Coupon Rate	1.00% per annum
Reference Stock Return	For each Reference Stock, Final Price – Initial Price Initial Price
Coupon Valuation Dates	See page FWP-4
Coupon Payment Dates	See page FWP-4
Pricing Date	April 24, 2012
Trade Date	April 24, 2012
Original Issue Date	April 27, 2012
Maturity Date	April 29, 2019

* As more fully described beginning on page FWP-3.

The Notes

For investors who seek full repayment of principal at maturity, subject to the credit risk of HSBC, and believe the Reference Stocks will appreciate during the term of the Notes, the Notes provide an opportunity for yearly coupon payments of not less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

If any Reference Stock Return is greater than or equal to zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will equal the Auto Cap Rate. Should a Reference Stock Return be less than zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will not be less than the Floor Rate.

The offering period for the Notes is through April 24, 2012

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HSBC USA Inc. Annual Income Opportunity Notes with Auto Cap Rate

Linked to a basket of 10 common stocks

This free writing prospectus relates to an offering of Notes linked to a basket of ten common stocks (each a “Reference Stock” and the basket the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

The offering of Notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Note
Reference Stocks:	The common stocks of the Reference Stock Issuers
Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]
American Electric Power Company, Inc.	AEP	NYSE		Lockheed Martin Corporation	LMT	NYSE
Polo Ralph Lauren Corporation	RL	NYSE		The Mosaic Company	MOS	NYSE
Biogen Idec Inc.	BIIB	NASDAQ		Maximum Integrated Products, Inc.	MXIM	NASDAQ
Chipotle Mexican Grill, Inc.	CMG	NYSE		Starbucks Corporation	SBUX	NASDAQ
ConocoPhillips	COP	NYSE		Silver Wheaton Corp.	SLW	NYSE
[1] For each Reference Stock, the Official Closing Price of such Reference Stock on the Pricing Date.
Payment at Maturity:	For each Note, the Principal Amount plus the Coupon due on the Maturity Date.
Auto Cap Rate:	At least 8.50% (to be determined on the Trade Date) per Reference Stock, which will, in effect, make the maximum Coupon Rate with respect to each Coupon Payment Date at least 8.50%.
Floor Rate:	-25.00% per Reference Stock.
Minimum Coupon Rate:	1.00% per annum.
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Notes, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.
Coupon Rate:	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date and will not be greater than the Auto Cap Rate, and (b) the Minimum Coupon Rate.
Stock Performance:

For each Reference Stock on each Coupon Valuation Date:

If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;

If the Reference Stock Return is less than zero, an amount equal to the greater of:

a) the Reference Stock Return; and

b) the Floor Rate.

Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price – Initial Price Initial Price
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Coupon Valuation Dates and Coupon Payment Dates:	Coupon Valuation Date*	Coupon Payment Date**
	April 24 2013	April 29, 2013
	April 23, 2014	April 28, 2014
	April 22, 2015	April 27, 2015
	April 22, 2016	April 27, 2016
	April 24, 2017	April 27, 2017
	April 24, 2018	April 27, 2018
	April 24, 2019	April 29, 2019 (the Maturity Date)
* Subject to the adjustment as described under “Valuation Dates” in the accompanying Stock-Linked Underlying Supplement. **Expected. 3 business days after the relevant Coupon Valuation Date.
Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.
Final Price:	With respect to each Reference Stock, the Official Closing Price of the respective Reference Stock on the relevant Coupon Valuation Date, adjusted as described under “Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Official Closing Price:	With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Notes will be the relevant official price of one share of such Reference Stock on the Relevant Exchange for such Reference Stock as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange, as further described under “Official Closing Price” in the accompanying Stock-Linked Underlying Supplement.
Trade Date:	April 24, 2012
Pricing Date:	April 24, 2012
Original Issue Date:	April 27, 2012
Maturity Date:	April 29, 2019, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
CUSIP/ISIN:	4042K1B77 /
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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General

This free writing prospectus relates to one security offering linked to the Reference Stocks identified on FWP-3. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to ten Reference Stocks. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of Notes relates to the Reference Stocks identified on FWP-3, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Stock-Linked Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-6 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Stock-Linked Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an underlying supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Stock-Linked Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016685/v306693_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

Payment at Maturity

On the Maturity Date, for each Note you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon. The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate. The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than the Minimum Coupon Rate. The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate or less than the Floor Rate. If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than the Minimum Coupon Rate, the Coupon Rate for such Coupon Valuation Date will equal the Minimum Coupon Rate. The Coupon Rate will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate. If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day. In the case of the final Coupon Payment Date that is also the Maturity Date, in the event the Maturity Date is postponed as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement, such final Coupon Payment Date will also be postponed until the postponed Maturity Date. In no event, however, will any additional interest accrue on the Notes as a result of any the foregoing postponements. For information regarding the record dates applicable to the Notes, please see the section entitled “Description of Notes — Interest and Principal Payments — Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

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Investor Suitability

The Notes may be suitable for you if:

}	You seek an investment that provides a full repayment of principal, subject to the credit risk of HSBC, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

}	You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.

}	You are comfortable receiving only the Principal Amount of your Notes at maturity plus the applicable Coupon that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

}	You are willing to invest in the Notes based on the Auto Cap Rate of at least 8.50% (to be determined on the Trade Date), which will limit your Coupon on any Coupon Payment Date.

}	You are willing to forego dividends or other distributions paid to holders of the Reference Stocks.

}	You do not seek an investment for which there is an active secondary market.

}	You are willing to hold the Notes to maturity.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.

}	You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Notes.

}	You are unwilling to receive only the Principal Amount of your Notes plus a Coupon of not less than the Minimum Coupon Rate or greater than the Auto Cap Rate at maturity.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

}	You seek an investment for which there will be an active secondary market.

}	You are unable or unwilling to hold the Notes to maturity.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

Risk Factors

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Stock-Linked Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the Reference Stocks. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Reference Stocks” in the Stock-Linked Underlying Supplement;

}	“— Additional risks relating to certain Notes with more than one instrument comprising the Reference Asset” in the Stock-Linked Underlying Supplement; and

}	“— Additional risks relating to certain Notes with a Reference Asset that includes or relates to one or more non-U.S. company Reference Stocks” in the Stock-Linked Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of the annual Coupon is uncertain and may be as low as the Minimum Coupon Rate.

The amount of the annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks. If the arithmetic average of the Stock Performances of all the Reference Stocks is equal to or less than the Minimum Coupon Rate on a Coupon Valuation Date, you will receive a Coupon equal to the Minimum Coupon Rate on the applicable Coupon Payment Date.

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons based upon the formulas described under the captions “Coupon” and “Coupon Rate” on FWP-3. The Coupons payable to you will be based

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upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation. Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate. Therefore, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Stocks relevant to your Notes.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any Coupons or return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Notes.

Tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Description of the Reference Stocks

American electric power company, INC. (AEP)

Description of American Electric Power Company, Inc.

American Electric Power Company, Inc. has stated in its filings with the SEC that it is a public utility holding company that owns all of the outstanding common stock of its public utility subsidiaries, which provide electric service, consisting of generation, transmission and distribution, on an integrated basis to their retail customers. Information filed by AEP with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) can be located by reference to its SEC file number: 1-03525 or its CIK Code: 0000004904.

Historical Performance of American Electric Power Company, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$49.47	$41.74	$48.75	December 31, 2009	$36.50	$29.60	$34.79
June 29, 2007	$51.24	$43.39	$45.04	March 31, 2010	$36.86	$32.68	$34.18
September 28, 2007	$48.57	$42.66	$46.08	June 30, 2010	$34.97	$29.25	$32.30
December 31, 2007	$49.49	$45.05	$46.56	September 30, 2010	$36.92	$31.87	$36.23
March 31, 2008	$49.11	$39.45	$41.63	December 31, 2010	$37.89	$34.92	$35.98
June 30, 2008	$45.43	$39.46	$40.23	March 31, 2011	$36.91	$33.47	$35.14
September 30, 2008	$41.60	$34.88	$37.03	June 30, 2011	$38.98	$34.37	$37.68
December 31, 2008	$37.28	$25.57	$33.28	September 30, 2011	$38.98	$33.09	$38.02
March 31, 2009	$34.34	$24.00	$25.26	December 30, 2011	$41.71	$35.86	$41.31
June 30, 2009	$29.16	$24.75	$28.89	March 29, 2012*	$41.91	$37.46	$38.28
September 30, 2009	$32.36	$28.07	$30.99

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of AEP’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $38.28. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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POLO RALph lauren corporation (RL)

Description of Polo Ralph Lauren Corporation

Polo Ralph Lauren Corporation has stated in its filings with the SEC that it designs, markets and distributes lifestyle products, including men’s, women’s and children’s apparel, accessories, fragrances and home furnishings. Information filed by RL with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13057 or its CIK Code: 0001037038.

Historical Performance of Polo Ralph Lauren Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$90.12	$77.90	$88.15	December 31, 2009	$83.50	$71.71	$80.98
June 29, 2007	$101.46	$87.70	$98.11	March 31, 2010	$86.97	$75.06	$85.04
September 28, 2007	$102.58	$71.76	$77.75	June 30, 2010	$95.59	$72.56	$72.96
December 31, 2007	$78.61	$60.41	$61.79	September 30, 2010	$91.76	$71.12	$89.86
March 31, 2008	$68.67	$50.55	$58.29	December 31, 2010	$115.43	$89.40	$110.92
June 30, 2008	$71.20	$57.15	$62.78	March 31, 2011	$128.56	$102.33	$123.65
September 30, 2008	$80.51	$53.86	$66.64	June 30, 2011	$136.47	$114.66	$132.61
December 31, 2008	$65.95	$31.22	$45.41	September 30, 2011	$154.59	$105.11	$129.70
March 31, 2009	$48.23	$31.66	$42.25	December 30, 2011	$164.55	$121.33	$138.08
June 30, 2009	$59.50	$40.80	$53.54	March 29, 2012*	$182.48	$136.96	$174.75
September 30, 2009	$78.54	$49.20	$76.62

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of RL’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $174.75. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

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Biogen idec inc. (BIIB)

Description of Biogen Idec Inc.

Biogen Idec Inc. has stated in its filings with the SEC that it is a global biotechnology company that discovers, develops, manufactures and markets therapies for the treatment of neurodegenerative diseases, hemophilia and autoimmune disorders. Information filed by BIIB with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-19311 or its CIK Code: 0000875045.

Historical Performance of Biogen Idec Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$52.45	$42.87	$44.38	December 31, 2009	$54.00	$41.81	$53.50
June 29, 2007	$53.96	$43.43	$53.50	March 31, 2010	$60.24	$52.16	$57.36
September 28, 2007	$69.00	$53.24	$66.33	June 30, 2010	$57.98	$45.96	$47.45
December 31, 2007	$84.75	$53.65	$56.92	September 30, 2010	$58.62	$46.16	$56.12
March 31, 2008	$64.49	$54.50	$61.69	December 31, 2010	$68.60	$55.63	$67.05
June 30, 2008	$67.45	$55.69	$55.89	March 31, 2011	$73.53	$64.29	$73.39
September 30, 2008	$73.59	$45.37	$50.29	June 30, 2011	$109.62	$72.70	$106.92
December 31, 2008	$52.36	$37.22	$47.63	September 30, 2011	$109.12	$83.83	$93.15
March 31, 2009	$53.66	$42.92	$52.42	December 30, 2011	$120.66	$87.75	$110.05
June 30, 2009	$55.33	$44.57	$45.15	March 29, 2012*	$127.83	$110.05	$126.48
September 30, 2009	$52.12	$44.41	$50.52

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of BIIB’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $126.48. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-10

Chipotle mexican grill, inc. (Cmg)

Description of Chipotle Mexican Grill, Inc.

Chipotle Mexican Grill, Inc. has stated in its filings with the SEC that it, together with its subsidiaries, operates restaurants in the United States, Canada and England, serving a menu of burritos, tacos, burrito bowls and salads, made using fresh ingredients. Information filed by CMG with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32731 or its CIK Code: 0001058090.

Historical Performance of Chipotle Mexican Grill, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$65.25	$54.62	$62.10	December 31, 2009	$97.00	$79.02	$88.16
June 29, 2007	$88.70	$61.94	$85.28	March 31, 2010	$117.11	$86.03	$112.67
September 28, 2007	$119.97	$77.51	$118.13	June 30, 2010	$155.42	$113.00	$136.81
December 31, 2007	$155.49	$116.46	$147.07	September 30, 2010	$177.34	$127.31	$172.00
March 31, 2008	$150.00	$90.13	$113.43	December 31, 2010	$262.75	$171.46	$212.66
June 30, 2008	$121.29	$81.85	$82.62	March 31, 2011	$275.00	$213.11	$272.37
September 30, 2008	$89.14	$53.00	$55.49	June 30, 2011	$308.75	$249.58	$308.19
December 31, 2008	$67.90	$36.90	$61.98	September 30, 2011	$346.78	$271.60	$302.95
March 31, 2009	$70.75	$46.53	$66.38	December 30, 2011	$347.93	$285.39	$337.74
June 30, 2009	$92.29	$66.08	$80.00	March 29, 2012*	$426.42	$336.51	$420.62
September 30, 2009	$98.59	$76.75	$97.05

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of CMG’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $420.62. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-11

conocophillips (cop)

Description of ConocoPhillips

ConocoPhillips has stated in its filings with the SEC that it is an energy company that produces, transports and markets crude oil, bitumen, natural gas, liquefied natural gas (LNG), natural gas liquids, petrochemicals and plastics. Information filed by COP with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32395 or its CIK Code: 0001163165.

Historical Performance of ConocoPhillips

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$71.20	$61.59	$68.35	December 31, 2009	$54.12	$44.90	$51.07
June 29, 2007	$81.40	$66.63	$78.50	March 31, 2010	$53.80	$46.65	$51.17
September 28, 2007	$90.84	$73.83	$87.77	June 30, 2010	$60.52	$48.51	$49.09
December 31, 2007	$89.89	$74.18	$88.30	September 30, 2010	$58.02	$48.07	$57.43
March 31, 2008	$89.71	$67.85	$76.21	December 31, 2010	$68.58	$56.81	$68.10
June 30, 2008	$95.96	$75.54	$94.39	March 31, 2011	$81.80	$66.51	$79.86
September 30, 2008	$94.65	$67.31	$73.25	June 30, 2011	$81.74	$70.09	$75.19
December 31, 2008	$72.06	$41.34	$51.80	September 30, 2011	$80.00	$60.40	$63.32
March 31, 2009	$57.42	$34.13	$39.16	December 30, 2011	$73.90	$58.65	$72.87
June 30, 2009	$48.71	$37.52	$42.06	March 29, 2012*	$78.28	$68.00	$75.80
September 30, 2009	$47.10	$38.62	$45.16

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of COP’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $75.80. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-12

lockheed martin corporation (lmt)

Description of Lockheed Martin Corporation

Lockheed Martin Corporation has stated in its filings with the SEC that it is a security and aerospace company engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems and products. LMT also provides management, engineering, technical, scientific, logistic and information services. Information filed by LMT with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-11437 or its CIK Code: 0000936468.

Historical Performance of Lockheed Martin Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$103.50	$91.08	$97.02	December 31, 2009	$79.65	$67.39	$75.35
June 29, 2007	$100.10	$93.14	$94.13	March 31, 2010	$87.16	$73.61	$83.22
September 28, 2007	$108.75	$88.86	$108.49	June 30, 2010	$87.05	$74.37	$74.50
December 31, 2007	$113.74	$103.69	$105.26	September 30, 2010	$76.34	$68.20	$71.28
March 31, 2008	$110.25	$91.00	$99.30	December 31, 2010	$73.70	$67.69	$69.91
June 30, 2008	$110.60	$97.80	$98.66	March 31, 2011	$82.42	$69.62	$80.40
September 30, 2008	$120.29	$98.01	$109.67	June 30, 2011	$81.92	$75.11	$80.97
December 31, 2008	$109.65	$67.38	$84.08	September 30, 2011	$82.15	$66.39	$72.64
March 31, 2009	$85.88	$57.43	$69.03	December 30, 2011	$81.85	$70.50	$80.90
June 30, 2009	$87.04	$65.24	$80.65	March 29, 2012*	$91.09	$79.05	$89.63
September 30, 2009	$82.91	$72.20	$78.08

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of LMT’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $89.63. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-13

THE mosaic company (MOS)

Description of The Mosaic Company

The Mosaic Company has stated in its filings with the SEC that it produces and markets concentrated phosphate and potash crop nutrients and animal feed ingredients for the agricultural industry. Information filed by MOS with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32327 or its CIK Code: 0001285785.

Historical Performance of The Mosaic Company

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$28.84	$19.49	$26.66	December 31, 2009	$62.45	$45.00	$59.73
June 29, 2007	$40.96	$26.44	$39.02	March 31, 2010	$68.25	$52.87	$60.77
September 28, 2007	$54.83	$32.50	$53.52	June 30, 2010	$60.21	$38.86	$38.98
December 31, 2007	$97.60	$48.72	$94.34	September 30, 2010	$63.93	$37.68	$58.76
March 31, 2008	$119.78	$71.00	$102.60	December 31, 2010	$76.80	$58.59	$76.36
June 30, 2008	$163.22	$95.00	$144.70	March 31, 2011	$89.24	$71.87	$78.75
September 30, 2008	$146.92	$62.21	$68.02	June 30, 2011	$83.41	$58.84	$67.73
December 31, 2008	$71.50	$21.94	$34.60	September 30, 2011	$74.31	$48.50	$48.97
March 31, 2009	$49.78	$31.17	$41.98	December 30, 2011	$62.64	$44.86	$50.43
June 30, 2009	$59.33	$37.10	$44.30	March 29, 2012*	$59.80	$50.26	$55.27
September 30, 2009	$55.73	$39.39	$48.07

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of MOS’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $55.27. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-14

Maxim integrated products, Inc. (mXIM)

Description of Maxim Integrated Products, Inc.

Maxim Integrated Products, Inc. has stated in its filings with the SEC that it designs, develops, manufactures and markets linear and mixed-signal integrated circuits (analog circuits). Information filed by MXIM with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-34192 or its CIK Code: 0000743316.

Historical Performance of Maxim Integrated Products, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$33.72	$29.29	$29.40	December 31, 2009	$21.00	$16.50	$20.32
June 29, 2007	$34.36	$28.64	$33.41	March 31, 2010	$20.71	$17.26	$19.39
September 28, 2007	$35.32	$27.15	$29.35	June 30, 2010	$21.36	$16.32	$16.73
December 31, 2007	$29.85	$22.01	$26.48	September 30, 2010	$18.80	$15.67	$18.51
March 31, 2008	$26.83	$16.54	$20.39	December 31, 2010	$24.89	$17.95	$23.62
June 30, 2008	$24.15	$18.87	$21.15	March 31, 2011	$28.44	$23.26	$25.60
September 30, 2008	$22.70	$16.30	$18.10	June 30, 2011	$28.40	$23.71	$25.56
December 31, 2008	$18.92	$10.72	$11.42	September 30, 2011	$26.23	$20.62	$23.33
March 31, 2009	$14.19	$11.01	$13.21	December 30, 2011	$27.46	$22.43	$26.04
June 30, 2009	$16.94	$12.89	$15.69	March 29, 2012*	$29.25	$25.70	$28.51
September 30, 2009	$19.43	$14.96	$18.14

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of MXIM’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $28.51. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-15

starbucks Corporation (SBUX)

Description of Starbucks Corporation

Starbucks Corporation has stated in its filings with the SEC that it is a roaster, marketer and retailer of specialty coffee. SBUX roasts whole bean coffees sold, along with handcrafted coffee and tea beverages and fresh food items, through company-operated stores. Information filed by SBUX with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-20322 or its CIK Code: 0000829224.

Historical Performance of Starbucks Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$36.61	$28.87	$31.36	December 31, 2009	$23.95	$18.69	$23.06
June 29, 2007	$32.19	$25.22	$26.24	March 31, 2010	$26.00	$21.26	$24.27
September 28, 2007	$28.60	$25.67	$26.20	June 30, 2010	$28.50	$23.96	$24.30
December 31, 2007	$26.92	$19.89	$20.47	September 30, 2010	$26.57	$22.50	$25.58
March 31, 2008	$21.01	$16.77	$17.50	December 31, 2010	$33.14	$25.38	$32.13
June 30, 2008	$18.89	$15.39	$15.74	March 31, 2011	$38.21	$30.75	$36.95
September 30, 2008	$17.18	$13.33	$14.87	June 30, 2011	$39.79	$34.62	$39.49
December 31, 2008	$15.05	$7.06	$9.46	September 30, 2011	$42.00	$33.72	$37.29
March 31, 2009	$12.42	$8.13	$11.11	December 30, 2011	$46.50	$35.12	$46.01
June 30, 2009	$15.44	$10.86	$13.89	March 29, 2012*	$56.55	$45.28	$55.73
September 30, 2009	$20.94	$12.76	$20.65

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of SBUX’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $55.73. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-16

silver wheaton corp. (SLW)

Description of Silver Wheaton Corp.

Silver Wheaton Corp. has stated in its filings with the SEC that it is a Canadian mining company that produces and sells silver. Information filed by SLW with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32482 or its CIK Code: 0001323404.

Historical Performance of Silver Wheaton Corp.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 2, 2007 through March 29, 2012. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 30, 2007	$11.15	$8.83	$9.48	December 31, 2009	$17.44	$11.67	$15.02
June 29, 2007	$12.47	$9.30	$11.69	March 31, 2010	$17.80	$13.04	$15.68
September 28, 2007	$14.91	$9.72	$14.02	June 30, 2010	$21.89	$15.96	$20.10
December 31, 2007	$18.30	$13.12	$16.97	September 30, 2010	$27.10	$17.64	$26.65
March 31, 2008	$19.53	$14.25	$15.53	December 31, 2010	$42.34	$25.35	$39.04
June 30, 2008	$17.60	$12.56	$14.65	March 31, 2011	$46.38	$28.86	$43.36
September 30, 2008	$15.93	$7.66	$8.15	June 30, 2011	$47.59	$29.79	$33.00
December 31, 2008	$8.65	$2.51	$6.49	September 30, 2011	$42.50	$29.31	$29.45
March 31, 2009	$8.81	$4.88	$8.23	December 30, 2011	$37.37	$25.84	$28.96
June 30, 2009	$10.97	$7.07	$8.24	March 29, 2012*	$40.35	$28.76	$33.06
September 30, 2009	$13.33	$7.12	$12.59

* As of the date of this free writing prospectus available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through March 29, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the daily performance of SLW’s common stock from March 29, 2007 through March 29, 2012 based on information from Bloomberg Professional® service. The market price of the Reference Stock on March 29, 2012 was $33.06. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-17

Illustrative ExampleS

The following examples are provided for illustrative purposes only and are hypothetical. These examples are representative of only a few possible scenarios concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increases and decreases affect the Coupons payable on the Notes. There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Notes differently. We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take these examples as an indication or assurance of the expected performance of the Reference Stocks or return on the Notes. With respect to the Notes, the total payment you receive over the term of the Notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC.

The examples below illustrate the Coupon Payments on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below. The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Notes. You should consider carefully whether the Notes are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. The following examples reflect the Floor Rate of -25.00% and the Minimum Coupon Rate of 1.00% and assume an Auto Cap Rate of 8.50%. The actual Auto Cap Rate will be determined on the Trade Date and will not be less than 8.50%.

Example 1: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AEP	12.00%	8.50%
RL	2.50%	8.50%
BIIB	-5.00%	-5.00%
CMG	-11.00%	-11.00%
COP	3.50%	8.50%
LMT	-36.00%	-25.00%
MOS	-6.75%	-6.75%
MXIM	2.50%	8.50%
SBUX	-7.50%	-7.50%
SLW	2.00%	8.50%
	Average Stock Performance =	-1.28%
	Minimum Coupon Rate =	1.00%
	Coupon Rate =	1.00%
	Coupon =	$10.00

Explanation for Example 1

As illustrated above, the hypothetical Reference Stock Return of 5 of the 10 Reference Stocks (AEP, RL, COP, MXIM and SLW) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.50%. The Reference Stock Return of 1 of the 10 Reference Stocks (LMT) is lower than the Floor Rate of -25.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -25.00%. The average Stock Performance of -1.28% is less than the Minimum Coupon Rate of 1.00% and therefore, the Coupon Rate is 1.00% and you receive a Coupon of $10.00 on the applicable Coupon Payment Date.

FWP-18

Example 2: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AEP	1.00%	8.50%
RL	8.50%	8.50%
BIIB	9.00%	8.50%
CMG	25.00%	8.50%
COP	13.00%	8.50%
LMT	9.00%	8.50%
MOS	7.00%	8.50%
MXIM	9.00%	8.50%
SBUX	16.00%	8.50%
SLW	4.00%	8.50%
	Average Stock Performance =	8.50%
	Minimum Coupon Rate =	1.00%
	Coupon Rate =	8.50%
	Coupon =	$85.00

Explanation for Example 2

As illustrated above, the hypothetical Reference Stock Return of all 10 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.50%. The average Stock Performance equals 8.50% and you receive a Coupon of $85.00 on the applicable Coupon Payment Date.

Example 3: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AEP	20.00%	8.50%
RL	18.50%	8.50%
BIIB	-70.00%	-25.00%
CMG	65.00%	8.50%
COP	10.00%	8.50%
LMT	5.00%	8.50%
MOS	-0.50%	-0.50%
MXIM	9.00%	8.50%
SBUX	7.00%	8.50%
SLW	6.75%	8.50%
	Average Stock Performance =	4.25%
	Minimum Coupon Rate =	1.00%
	Coupon Rate =	4.25%
	Coupon =	$42.50

Explanation for Example 3

As illustrated above, the hypothetical Reference Stock Return of 8 of the 10 Reference Stocks (AEP, RL, CMG, COP, LMT, MXIM, SBUX and SLW) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.50%. The Reference Stock Return of 1 of the 10 Reference Stocks (BIIB) is lower than the Floor Rate of -25.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -25.00%. The average Stock Performance is 4.25% and you receive a Coupon of $42.50 on the applicable Coupon Payment Date.

FWP-19

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Notes. The accelerated Maturity Date will be the third business day following the date of acceleration, and on such accelerated Maturity Date you will be entitled to receive $1,000 per $1,000 Principal Amount of Notes you hold.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 5.00% and referral fees of up to 1.75% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers. In no case will the sum of discounts and referral fees exceed 5.00% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support these Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. Federal Income Tax Considerations

You should carefully consider the matters set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. We intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes as variable rate debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the Notes as variable rate debt instruments. Assuming the Notes are treated as variable rate debt instruments, Coupons paid on the Notes generally should be taxable to you as ordinary interest income at the time they accrue or are received in accordance with the your regular method of accounting for U.S. federal income tax purposes. You should review the discussion set forth in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Variable Rate Debt Instruments” in the accompanying prospectus supplement. In general, gain or loss realized on the sale, exchange or other disposition of the Notes will be capital gain or loss.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC or a USRPHC.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above. You should carefully consider the discussion of all potential tax consequences as set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

FWP-20

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$ Annual Income Opportunity Notes with Auto Cap

April 2, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-5
Investor Suitability	FWP-6
Risk Factors	FWP-6
Description of the Reference Stocks.	FWP-8
Illustrative Examples	FWP-18
Events of Default and Acceleration	FWP-20
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-20
U.S. Federal Income Tax Considerations	FWP-20
Stock-Linked Underlying Supplement
Risk Factors	S-1
Additional Note Terms	S-5
Information Regarding the Reference Stocks and the Reference Stock Issuers	S-11

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60